Exhibit 99.1

REALTY INCOME CORPORATION

600 LA TERRAZA BLVD.

ESCONDIDO, CA 92025

AR Capital, LLC

405 Park Avenue

15th Floor

New York, NY 10022

Nicholas S. Schorsch

405 Park Avenue

15th Floor

New York, NY 10022

January 6, 2013

Re:	Amendment to Letter Agreement dated September 6, 2012 among Realty Income Corporation, AR Capital, LLC and Nicholas S. Schorsch

Reference is made to that (i) that certain letter agreement, dated as September 6, 2012 (the “Letter Agreement”), by and among Realty Income Corporation, a Maryland corporation (“Parent”), AR Capital, LLC, a Delaware limited liability company (“ARC”), and Nicholas S. Schorsch (“Schorsch”), and (ii) that certain First Amendment to Agreement and Plan of Merger, dated as of the date hereof (the “Amendment”), by and among Parent, Tau Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“¨Merger Sub”), and American Realty Capital Trust, Inc., a Maryland corporation (the “Company”).

Pursuant to the terms of the Amendment, Parent has agreed to increase the merger consideration payable to the stockholders of the Company pursuant to the Agreement and Plan of Merger, dated as of September 6, 2012, by and among Parent, Merger Sub and the Company, by $0.35 per share in cash, and, in connection therewith, ARC and Schorsch have agreed to contribute $3,000,000 towards such increase to the merger consideration. Accordingly, in connection with the transactions contemplated by the Amendment, each of ARC, Schorsch and Parent hereby agree that the Letter Agreement is hereby amended to provide that each reference in the Letter Agreement to $15,000,000 shall be reduced to $12,000,000.

Except as expressly amended hereby, each term and provision of the Letter Agreement (i) is hereby ratified and confirmed, (ii) is hereby incorporated herein and (iii) will and does remain in full force and effect. This letter may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto. This letter may be executed in two or more counterparts, each of which shall be deemed to be an original and together with this letter shall be deemed to be one and the same instrument. This letter shall be governed by and interpreted and enforced in accordance with the laws of the State of Maryland (without reference to the choice of law provisions).

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Very truly yours,

REALTY INCOME CORPORATION

By:	/s/ Gary M. Malino
Name:	Gary M. Malino
Title:	President and Chief Operating Officer

[SIGNATURE PAGE TO LETTER AGREEMENT AMENDMENT]

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST SET FORTH ABOVE BY:

AR CAPITAL, LLC

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Managing Member

/s/ Nicholas S. Schorsch
NICHOLAS S. SCHORSCH

[SIGNATURE PAGE TO LETTER AGREEMENT AMENDMENT]